Exhibit 23.4

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 30, 1998 relating to the carve-out financial statements of The Columbia House Company Audiobook Club which appears in the Audio Book Club, Inc.'s Current Report on Form 8-K/A dated April 27, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
August 24, 1999


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